Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Avis Budget Group, Inc. of our report dated 21 October 2011 relating to the financial statements of Avis Budget EMEA Limited (formerly Avis Europe plc), which appears in the Current Report on Form 8-K/A of Avis Budget Group, Inc. dated 3 October 2011. We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

21 October 2011